SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 22, 2006

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2006, Reptron Electronics, Inc. (the “Company”) entered into an employment agreement with Christopher M. O’Brien, providing for Mr. O’Brien’s service as Vice President of Sales and Marketing of the Company. The agreement specifies that the employment of Mr. O’Brien’s is at the will of the Company. Mr. O’Brien’s employment is expected to commence on or about February 22, 2006.

The agreement provides for the payment of a base salary of $130,000 per year. Mr. O’Brien will be eligible to receive a commission in the amount of one quarter of one percent (0.25%) of total sales generated from the Company’s Tampa, Florida, Hibbing, Minnesota, and Gaylord, Michigan manufacturing facilities in excess of $125 million annually. The agreement specifies that the commission for the calendar year 2006 will be no less than twenty thousand dollars ($20,000.00).

The foregoing description of Mr. O’Brien’s employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 20, 2006, by and between the Company and Christopher M. O’Brien

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

February 23, 2006	By:	/s/ Paul J. Plante
(Date)		Paul J. Plante, Chief Executive Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 20, 2006, by and between the Company and Christopher M. O’Brien